UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2010 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Community Relief and Restoration Fund Related to Explosion and Fires in San Bruno, California

On September 12, 2010, the Boards of Directors of Pacific Gas and Electric Company (Utility) and its parent holding company, PG&E Corporation, approved the establishment of a relief fund of up to $100 million to assist eligible residents and the community of San Bruno, California that have been affected by the September 9, 2010 rupture of a 30-inch natural gas transmission pipeline owned and operated by the Utility.  The relief fund will be used to cover various costs relating to the San Bruno event, including costs to (1) cover affected residents’ expenses and property damage that are not covered by other insurance (or for which insurance proceeds have not yet been made available), (2) help restore the community by rebuilding or replacing public property damaged or destroyed in the accident, such as parks, trees, and schools, and (3) pay for certain costs incurred by emergency responders and government services to respond to the fire.  The relief fund is not intended to cover any claims for personal injury or wrongful death, which would be addressed outside of the relief fund.

The Utility maintains liability insurance for damages in the approximate amount of $992 million in excess of a $10 million deductible.  The Utility believes that most of the costs relating to the San Bruno event will be covered by this insurance, although there can be no assurance as to the ultimate amount that will be recovered.

As calculated in accordance with generally accepted accounting principles (GAAP), it is expected that the estimated costs associated with the San Bruno event, including costs associated with the relief fund, will negatively affect PG&E Corporation’s consolidated income available for common shareholders for the three and nine months ending September 30, 2010 and for the year ending December 31, 2010.  When calculating PG&E Corporation’s “earnings from operations,” which is not calculated in accordance with GAAP, it is expected that the estimated costs associated with the event will be excluded as an “item impacting comparability” due to the extraordinary circumstances.

For more information, the Utility’s press release issued on September 13, 2010 is attached as an Exhibit to this report.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99	Pacific Gas and Electric Company Press Release dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 13, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 13, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Exhibit 99	Pacific Gas and Electric Company Press Release dated September 13, 2010